EXHIBIT 99.B10(ii)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 for certain variable annuity contracts, issued through the First MetLife Investors Variable Annuity Account One (File No. 333-96773). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         SUTHERLAND ASBILL & BRENNAN LLP

                                         By: /s/ W. THOMAS CONNER
                                         --------------------------------------
                                                  W. Thomas Conner
Washington, D.C.
April 26, 2004